Vocera Announces First Quarter 2020 Financial Results

SAN JOSE, Calif. - April 23, 2020 - Vocera Communications, Inc. (NYSE: VCRA), a recognized leader in clinical communication and workflow solutions, today reported total revenue of $40.7 million for the first quarter of 2020, compared to revenue of $35.3 million in the first quarter of 2019.

“Q1 was a strong quarter for us, especially in these challenging and uncertain times. I’m extremely proud of our team’s quick response to the global Covid-19 crisis and how we rushed to help our customers care for patients while keeping their teams safe,” said Brent Lang, Chairman and Chief Executive Officer of Vocera. “Despite the elevated uncertainty in the market, I believe we are creating lasting goodwill and meaningful use cases that demonstrate compelling value. Safety is at the heart of our mission, and we believe the current crisis only underscores our long-term thesis.”

First quarter of 2020 financial highlights include:

•	Total revenue of $40.7 million, compared to $35.3 million last year

•	GAAP net loss per share of $(0.33); non-GAAP diluted loss per share of $(0.14)

•	GAAP net loss of $(10.5) million; Adjusted EBITDA of $(2.0) million

•	Deferred revenue and backlog combined of $125.0 million as of March 31, 2020, an increase of 5% over last year

First Quarter 2020 Results
Total revenue for the first quarter of 2020 was $40.7 million, an increase of 15% compared to last year.

(in thousands)	Three months ended March 31,
	2020	2019	% change
Product revenue
Device	$13,903	$10,060	38.2%
Software	3,947	3,943	0.1
Total product	$17,850	$14,003	27.5%

Service revenue
Maintenance and support	$18,069	$16,393	10.2%
Professional services and training	4,754	4,913	(3.2)
Total service	22,823	21,306	7.1%
Total revenue	$40,673	$35,309	15.2%

GAAP gross margin for the first quarter of 2020 was 58.5%, compared to 55.8% in the first quarter of 2019.

	Three months ended March 31,
	2020	2019
Gross margin
Product	64.3%	61.9%
Service	53.9	51.7
Total gross margin	58.5%	55.8%

Non-GAAP gross margin
Product	65.3%	67.2%
Service	57.4	55.7
Total non-GAAP gross margin	60.9%	60.2%

GAAP net loss for the first quarter of 2020 was $(10.5) million, or $(0.33) per share, compared to GAAP net loss of $(11.7) million, or $(0.38) per share in the first quarter of 2019.

	Three months ended March 31,
(in thousands except per share amounts)	2020	2019
Net loss	$(10,470)	$(11,735)
Net loss per share	$(0.33)	$(0.38)
Non-GAAP net loss	$(4,310)	$(5,173)
Non-GAAP diluted net loss per share	$(0.14)	$(0.17)
Adjusted EBITDA	$(2,010)	$(3,482)

Deferred revenue at March 31, 2020 was $56.7 million compared to $61.5 million at December 31, 2019. Cash, cash equivalents and short-term investments were $233.8 million at March 31, 2020 and $229.9 million at December 31, 2019.

Guidance

As a result of the increased level of uncertainty created by COVID-19, the Company withdraws its previously issued full year 2020 financial guidance that was provided on February 6th, 2020. Further detail around the Company’s business performance will be shared on the Company’s earnings call.

Conference Call Information
Vocera Communications will host a conference call at 5 p.m. ET (2 p.m. PT) today, April 23, 2020, to discuss the Company’s results.

Investors may access a free, live webcast of the call through the Investors section of the Company’s website at investors.vocera.com.

The call also can be accessed by dialing 833-238-7944, or 647-689-4192 for international callers, and using the access code 2678996.

A webcast replay of the call will be archived at investors.vocera.com.

Forward-Looking Statements
Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the U.S. federal securities laws. These forward-looking statements are based on limited information currently available to us and our management`s expectations, which are inherently subject to change and involve a number of risks and uncertainties.
Actual events or results may differ materially from those in any forward-looking statement due to various factors, including but not limited to, potential impacts of the COVID-19 pandemic on our operations, changes in regulations in the U.S. and other countries; the effects on government and commercial hospital customers of the federal budget and budgetary uncertainty; changes in healthcare insurance coverage and consumers’ utilization of healthcare and hospital services; our ability to achieve and maintain profitability; the demand for our various solutions in the healthcare and other markets; our lengthy and unpredictable sales cycle; our ability to offer high-quality services and support for our solutions; our ability to achieve anticipated strategic or financial benefits from our acquisitions; our ability to acquire the sole and limited source hardware and software components of our solutions; our ability to obtain the required capacity and product quality from our contract manufacturers; our ability to develop and introduce new solutions and features to existing solutions and to manage our growth; the impact of tax law reform on us or our customers; and the other factors described in our most recently filed Quarterly Report on Form 10-Q, as well as our other filings with the Securities and Exchange Commission (SEC). Our filings with the SEC are available on the Investors section of the Company’s web site at www.vocera.com. The financial and other information contained in this press release should be read in conjunction with the financial statements and notes thereto included in our filings with the SEC. Our operating results for any historical period, including the first quarter of 2020, are not necessarily indicative of our operating results for any future periods. This press release speaks only as of its date. We assume no obligation to update the information in this press release, to revise any forward-looking statements, or to update the reasons actual events or results could differ materially from those anticipated in forward-looking statements.

Use of Non-GAAP Financial Information
This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). Our management evaluates the Company’s results and makes operating decisions using various GAAP and non-GAAP measures. In addition to our GAAP results, we also consider non-GAAP gross margin, non-GAAP gross margin for products and for services, non-GAAP net income/(loss), non-GAAP diluted earnings/(loss) per share and non-GAAP operating expenses. We also present Adjusted EBITDA, a non-GAAP measure that we reconcile to net income/(loss). These non-GAAP measures should not be considered as a substitute for the corresponding financial measure derived in accordance with GAAP. We present the non-GAAP measures because we consider them to be important supplemental information for our investors for analyzing our performance, core operating results and trends. Investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures included with this press release.
Our non-GAAP gross margins, non-GAAP net income/(loss), non-GAAP diluted earnings/(loss) per share, non-GAAP operating expenses, and Adjusted EBITDA are exclusive of certain items to facilitate management’s review of the comparability of our core operating results on a period to period basis because such items are not related to our ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within that period that directly drive operating income in that period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we should invest in research and development, fund infrastructure growth and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results, management specifically adjusted for the following excluded items:
a) Stock-based compensation expense impact. We recognize equity plan-related compensation expenses, which represent the fair value of all share-based payments to employees, including grants of employee stock options and restricted stock units as non-GAAP adjustments in each period.
b) Amortization of acquired intangibles. We acquired certain companies in 2014 and 2016, and booked intangible assets related to these acquisitions. The amortization of these acquired intangible assets is excluded from non-GAAP net income because it is not related to ongoing controllable management decisions and because it is non-cash in nature.
c) Acquisition related expenses. In addition to the amortization of acquired intangibles mentioned above, we also adjust for certain acquisition-related expenses that we may incur including (i) professional service fees and (ii) transition costs. Professional service fees include third party costs related to the acquisition, such as due diligence costs, accounting fees, legal fees, valuation services and commissions, if any. Transition costs include retention payments, transitional employee costs and earn-out payments (including amounts relating to the distribution of purchase consideration among the selling equity holders) treated as compensation expense. We consider such costs and adjustments as highly variable in amount and frequency, being significantly impacted by the timing and size of any acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management can better focus on the organic continuing operations of our baseline and acquired businesses.
d) Restructuring costs. We exclude restructuring costs from non-GAAP measures because we do not regard these limited-term or one-time costs as reflective of normal costs we incur to operate our business. These are defined in U.S. GAAP to include one-time employee termination benefits, contract termination costs, and other associated costs, with respect to exit or disposal activities.
Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Vocera’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational, or non-cash expenses involving stock award grants.
We believe that the presentation of these non-GAAP financial measures is warranted for several reasons:
1) Such non-GAAP financial measures provide an additional analytical tool for understanding our financial performance by excluding the impact of items which may obscure trends in the core operating results of the business;
2) These non-GAAP financial measures facilitate comparisons to the operating results of other companies commonly compared to us, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance; and
3) These non-GAAP financial measures are employed by our management in their own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting.

Set forth below are additional reasons why share-based compensation expense is excluded from our non-GAAP financial measures:
i) While share-based compensation constitutes one of our ongoing and recurring expenses, it is not an expense that requires cash settlement by us. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of stock-based compensation expense to assist management and investors in evaluating our core operating results.
ii) We present share-based payment compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of share-based compensation are dependent upon the trading price of our common stock and the timing and exercise by employees of their stock options. As a result of these timing and market uncertainties, the tax effect related to share-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.
As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for our GAAP results. In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

•
Our stock options, restricted stock units, and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in our GAAP results for the foreseeable future; and

•	Other companies may calculate non-GAAP financial measures differently than us, limiting their usefulness as a comparative measure.
Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between our non-GAAP and GAAP financial results is set forth in the financial tables referred to above, and linked to, this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results for the respective periods.
About Vocera:
The mission of Vocera Communications, Inc. is to simplify and improve the lives of healthcare professionals and patients, while enabling hospitals to enhance quality of care and operational efficiency. In 2000, when the company was founded, we began to forever change the way care teams communicate. Today, Vocera offers the leading platform for improving clinical communication and workflow. More than 2,100 facilities worldwide, including nearly 1,700 hospitals and healthcare facilities, have selected our clinical communication and workflow solutions. Care team members use our solutions to communicate and collaborate with co-workers by securely texting or calling, and to be notified of important alerts and alarms. They can choose the right device for their role or task, including smartphones or our hands-free, wearable Vocera Smartbadge and Vocera Badge. Interoperability between the Vocera Platform and more than 150 clinical and operational systems helps reduce alarm fatigue; speed up staff response times; and improve patient care, safety, and experience. In addition to healthcare, Vocera is at home in luxury hotels, aged care facilities, retail stores, schools, power facilities, libraries, and more. Vocera solutions make mobile workers safer and more effective by enabling them to connect instantly with other people and access resources or information quickly. Vocera has made the list of Forbes 100 Most Trustworthy Companies in America. Learn more at www.vocera.com and follow @VoceraComm on Twitter.

Vocera® and the Vocera logo are trademarks of Vocera Communications, Inc. registered in the United States and other jurisdictions. All other trademarks appearing in this release are the property of their respective owners.

Contacts:

Investors:
Sue Dooley
Vocera Communications, Inc.
408.882.5971
investorrelations@vocera.com

Media:
Shanna Hearon
Vocera Communications, Inc.
669.999.3368
shearon@vocera.com

Vocera Communications, Inc.
Condensed Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three months ended March 31,
	2020	2019
Revenue
Product	$17,850	$14,003
Service	22,823	21,306
Total revenue	40,673	35,309
Cost of revenue
Product	6,364	5,334
Service	10,523	10,290
Total cost of revenue	16,887	15,624
Gross profit	23,786	19,685
Operating expenses
Research and development	9,032	8,146
Sales and marketing	16,963	16,019
General and administrative	6,391	6,580
Total operating expenses	32,386	30,745
Loss from operations	(8,600)	(11,060)
Interest income	1,120	1,279
Interest expense	(2,274)	(2,121)
Other income (expense), net	(591)	131
Loss before income taxes	(10,345)	(11,771)
Benefit from (provision for) income taxes	(125)	36
Net loss	$(10,470)	$(11,735)

Loss per share
Basic	$(0.33)	$(0.38)
Diluted	$(0.33)	$(0.38)
Weighted average shares used to compute net loss per share
Basic	31,738	30,800
Diluted	31,738	30,800

Vocera Communications, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	March 31, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$31,136	$25,704
Short-term investments	202,632	204,164
Accounts receivable, net of allowance	26,283	42,547
Other receivables	6,374	6,312
Inventories	6,027	4,576
Prepaid expenses and other current assets	5,694	5,149
Total current assets	278,146	288,452
Property and equipment, net	8,251	8,661
Intangible assets, net	5,141	5,461
Goodwill	49,246	49,246
Deferred commissions	10,307	10,477
Other long-term assets	7,368	8,158
Total assets	$358,459	$370,455
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$3,142	$6,036
Accrued payroll and other current liabilities	15,311	14,757
Deferred revenue, current	45,987	50,033
Total current liabilities	64,440	70,826
Deferred revenue, long-term	10,689	11,442
Convertible senior notes, net	118,913	117,178
Other long-term liabilities	6,310	7,184
Total liabilities	200,352	206,630
Stockholders' equity	158,107	163,825
Total liabilities and stockholders’ equity	$358,459	$370,455

Vocera Communications, Inc.
Three months ended March 31, 2020

		Stock	Intangible
(In thousands)	GAAP	compensation	amortization	Total	Non-GAAP
	2020	expense (a)	(b)	adjustments	2020
Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit (Unaudited)
Revenue
Product	$17,850	$—	$—	$—	$17,850
Service	22,823	—	—	—	22,823
Total revenue	40,673	—	—	—	40,673
Cost of revenue
Product	6,364	162	11	173	6,191
Service	10,523	811	—	811	9,712
Total cost of revenue	16,887	973	11	984	15,903
Gross profit	$23,786	$973	$11	$984	$24,770

		Stock	Intangible
(In thousands)	GAAP	compensation	amortization	Total	Non-GAAP
	2020	expense (a)	(b)	adjustments	2020
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses (Unaudited)

Research and development	$9,032	$966	$—	$966	$8,066
Sales and marketing	16,963	1,860	269	2,129	14,834
General and administrative	6,391	2,042	39	2,081	4,310
Total operating expenses	$32,386	$4,868	$308	$5,176	$27,210

(a) This adjustment reflects the accounting impact of non-cash stock-based compensation expense.
(b) This adjustment reflects the accounting impact of acquisitions in 2014 and 2016 in non-cash expense.

Three months ended March 31, 2019
		Stock	Intangible
(In thousands)	GAAP	compensation	amortization	Total	Non-GAAP
	2019	expense (a)	(b)	adjustments	2019
Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit (Unaudited)
Revenue
Product	$14,003	$—	$—	$—	$14,003
Service	21,306	—	—	—	21,306
Total revenue	35,309	—	—	—	35,309
Cost of revenue
Product	5,334	137	610	747	4,587
Service	10,290	841	—	841	9,449
Total cost of revenue	15,624	978	610	1,588	14,036
Gross profit	$19,685	$978	$610	$1,588	$21,273

		Stock	Intangible
(In thousands)	GAAP	compensation	amortization	Total	Non-GAAP
	2019	expense (a)	(b)	adjustments	2019
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses (Unaudited)

Research and development	$8,146	$822	$—	$822	$7,324
Sales and marketing	16,019	1,720	369	2,089	13,930
General and administrative	6,580	2,024	39	2,063	4,517
Total operating expenses	$30,745	$4,566	$408	$4,974	$25,771
(a) This adjustment reflects the accounting impact of non-cash stock-based compensation expense.
(b) This adjustment reflects the accounting impact of acquisitions in 2014 and 2016 in non-cash expense.

Vocera Communications, Inc.
Non-GAAP Net income and net income per share and Adjusted EBITDA
(In thousands, except per share amounts)
(Unaudited)

	Three months ended March 31,
	2020	2019
GAAP net loss	$(10,470)	$(11,735)
Add back:
Stock compensation expense	5,841	5,544
Interest income	(1,113)	(1,266)
Interest expense	2,274	2,121
Depreciation and amortization expense	1,333	1,890
Provision for (benefit from) income taxes	125	(36)
Non-GAAP adjusted EBITDA	$(2,010)	$(3,482)

GAAP net loss	$(10,470)	$(11,735)
Add back:
Stock compensation expense	5,841	5,544
Intangible amortization	319	1,018
Non-GAAP net loss	$(4,310)	$(5,173)
Non-GAAP net loss per share
Basic	$(0.14)	$(0.17)
Diluted	$(0.14)	$(0.17)
Weighted average shares used to compute non-GAAP net loss per share
Basic	31,738	30,800
Diluted	31,738	30,800